EXHIBIT 23.1
Consent of BDO USA, LLP
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BOARD OF DIRECTORS AND SHAREHOLDERS
MULTIMEDIA GAMES HOLDING COMPANY, INC.
AUSTIN, TEXAS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-167017 and 333-100612) and Form S-3 (File Nos. 333-16729, 333-28367, 333-36319, 333-64128 and 333-85382) of Multimedia Games Holding Company, Inc. of our reports dated November 17, 2011, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Multimedia Games Holding Company, Inc.’s internal control over financial reporting, which appear in this annual report on Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP
Houston, Texas
November 17, 2011